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                                                                Exhibit 11.1 (b)


                Renal Treatment Centers, Inc. and Subsidiaries
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                     for the year ended December 31, 1995



                                                                                     Primary             Fully Diluted
                                                                                       1995                   1995
                                                                                       ----                   ----
Net income                                                                          $14,630,804             $14,630,804
Add back interest on note, tax effected                                                                     $   283,136
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Net income available to common stockholders                                         $14,630,804             $14,913,940
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Weighted average number of shares outstanding                                        21,868,067              21,868,067

Weighted average number of maximum shares subject
  to exercise under outstanding stock options                                         1,444,812               1,444,812

Weighted average shares assumed issued upon conversion of note                                -                 682,402
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                                                                                     23,312,879              23,995,281
Less treasury shares assumed purchased with proceeds
  from assumed exercise of outstanding common stock options                             900,146                 594,196
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Weighted average number of common and common stock
  equivalents outstanding                                                            22,412,733              23,401,085
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Net income per common and common stock equivalent                                         $0.65                   $0.64
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

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